Exhibit 10.51
DRESSER-RAND GROUP INC.
STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK
These Standard Terms and Conditions apply to any Award of restricted Common Shares (the “Restricted Shares”) granted to an individual who is a director of the Company (but is not an officer or employee of the Company) under the Dresser-Rand Group Inc. 2008 Stock Incentive Plan (the “Plan”), which are evidenced by a Grant Notice or an action of the Committee that specifically refers to these Standard Terms and Conditions.
1.	TERMS OF RESTRICTED SHARES

Dresser-Rand Group Inc., a Delaware corporation (the “Company”), has granted to the Grantee named in the Grant Notice provided to said Grantee herewith (the “Grant Notice”) an award of a number of Restricted Shares (the “Award”) of the Company’s common stock, $0.01 par value per share specified in the Grant Notice. The Award is the terms and subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan, each as amended from time to time. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall, unless the context requires otherwise, include a reference to any Subsidiary, as such term is defined in the Plan.

2.	VESTING OF RESTRICTED STOCK

The Restricted Shares are subject to forfeiture and may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of (collectively, “Transferred”) until the expiration of a “Period of Restriction” specified in the Grant Notice. Except as otherwise provided herein, the Period of Restriction shall expire on each of the dates set forth in the Grant Notice as long as the Grantee remains a director of the Company or other service provider to the Company on the applicable vesting date.

Notwithstanding anything contained in these Standard Terms and Conditions to the contrary, (i) if the Grantee’s service terminates by reason of death, Disability, or retirement after reaching the age of 65, during the Period of Restriction, all unvested Restricted Shares shall fully vest and become nonforfeitable, (ii) if the Grantee’s service terminates by reason of the Grantee not being re-elected to serve as director, a pro-rata portion of the unvested Award shall vest based on the number of days in the calendar year that the Grantee served as a director and (iii) if the Grantee’s service terminates for any reason other than death, Disability, retirement after reaching the age of 65 or in other circumstances that do not result in vesting as specified in the Grant Notice, any Restricted Shares held by the Grantee for which the Period of Restriction has not then expired shall be forfeited as of the date of such termination. In addition, the Committee may accelerate vesting of the Restricted Shares in such other circumstances as it determines are appropriate.

3.	RIGHTS AS STOCKHOLDER/LEGEND

The Grantee shall have the right to vote the Restricted Shares, but shall otherwise enjoy none of the rights of a stockholder (including the right to receive dividends or equivalent payments) during the Period of Restriction.

The Restricted Shares shall be registered in the Grantee’s name on the Grant Date through a book entry credit in the records of the Company’s transfer agent, but shall be recorded as restricted non-dividend paying shares of Common Shares until the expiration of the Period of Restriction. Upon the expiration of the Period of Restriction with respect to any Restricted Shares, the Company shall instruct its transfer agent to record such shares as unrestricted. In the event any stock certificates are issued in respect of the Restricted Shares during the Period of Restriction, such certificates shall bear a restrictive legend determined by the Committee until the expiration of the Period of Restriction with respect to such shares.

4.	CHANGE IN CONTROL

Upon a Change in Control, any unvested Restricted Shares that have not been forfeited prior to the date of such Change in Control shall become fully vested.

5.	RESTRICTIONS ON RESALES OF SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Grantee or other subsequent transfers by the Grantee of any Restricted Shares, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Grantee and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

6.	INCOME TAXES

The Grantee may elect to be taxed at the time the Restricted Shares are granted, rather than when the applicable restrictions lapse, by filing an election under Section 83(b) of the Internal Revenue Code with the Internal Revenue Service within 30 days from the Grant Date. If the Grantee makes an election under Section 83(b) of the Internal Revenue Code, the Grantee shall promptly provide a copy of such election to the Company. The Grantee acknowledges that it is the Grantee’s sole responsibility, and not the Company’s, to timely file any Section 83(b) election.

7.	NON-TRANSFERABILITY OF AWARD

The Grantee represents and warrants that the Restricted Shares are being acquired by the Grantee solely for the Grantee’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee further understands, acknowledges and agrees that, except as otherwise provided in the Plan, prior to their vesting, the Restricted Shares may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of except to the extent expressly permitted hereby and at all times in compliance with the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Securities Exchange Commission thereunder, and in compliance with applicable state securities or “blue sky” laws and non-U.S. securities laws. Unless permitted by the Committee, prior to their vesting, the Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by the Grantee other than by will or the laws of descent and distribution.
8.	THE PLAN AND OTHER AGREEMENTS

In addition to these Terms and Conditions, the Award shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Certain capitalized terms not otherwise defined herein are defined in the Plan. In the event of a conflict between the terms and conditions of these Standard Terms and Condition and the Plan, the Plan controls.

Subject to the next paragraph, the Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Grantee and the Company regarding the Award, and any prior agreements, commitments or negotiations concerning the Award are superseded.

The Award (including the terms described herein) are subject to the provisions of the Plan and, if the Grantee is outside the U.S., there may be an addendum containing special terms and conditions applicable to grants in the Grantee’s country. The grant of the Restricted Shares to any such Grantee is contingent upon the Grantee executing and returning any such addendum in the manner directed by the Company.

9.	NOT A CONTRACT FOR EMPLOYMENT.

Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Grantee any right to continue in the Company’s service as a director or otherwise.

10.	SEVERABILITY.

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

11.	HEADINGS.

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

12.	FURTHER ASSURANCES.

Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of these Standard Terms and Conditions.

13.	BINDING EFFECT.

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

14.	ELECTRONIC DELIVERY

By executing the Grant Notice, the Grantee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Grantee pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Shares via Company web site or other electronic delivery.